As filed with the Securities and Exchange Commission on February 28, 2003
                      File No. 333- _________

                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549

                           FORM S-8
                   Registration Statement
              Under the Securities Act of 1933

                SCIENTIFIC INDUSTRIES, INC.
            (Name of Registrant in its charter)

	        DELAWARE                               04-2217279
	(State or jurisdiction of                   (I.R.S. Employer
	incorporation or organization)             Identification No.)

                    70 ORVILLE DRIVE
                 BOHEMIA, NEW YORK 11716
                     (631) 567-4700
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                 2002 Stock Option Plan
                (Full Title of the Plan)

                  MS. HELENA R. SANTOS
               SCIENTIFIC INDUSTRIES, INC.
                    70 ORVILLE DRIVE
                BOHEMIA, NEW YORK 11716
                    (631) 567-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                     With copies to:

                   Leo Silverstein, Esq.
                     Reitler Brown LLC
                800 Third Avenue, 21st Floor
                 New York, New York  10022
                      (212) 209-3050
                      (212) 371-5500 Fax

             CALCULATION OF REGISTRATION FEE


                                    Proposed    Proposed
                                    Maximum     Maximum
                        Amount      Offering    Aggregate Amount of
Title of Securities     To be       Price per   Offering  Registration
to be Registered        Registered  Share       Price     Fee
______________________________________________________________________
Common Stock, par value 261,000     $1.35       $352,350  $32.42(1)
 $.05 per share (1)

(1) Includes 161,000 shares as to which options may be granted to the extent outstanding options under the 2000 Stock Option Plan expire or terminate without being exercised.
(2) The proposed maximum offering price per share has been estimated/ determined pursuant to Rule 457(h), and is based on the average of the bid and ask price of the Company's Common Stock on the OTCBB market on February 14, 2003.


                                 PART I
         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

The documents containing the information specified in this Item will be sent or given free of charge to employees, directors or consultants who have been awarded options under the Scientific Industries, Inc. 2002 Stock Option Plan (the "Plan"), and are not being filed with, or included in, this Registration Statement on Form S-8 (this "Registration Statement"), in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").
ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION The documents containing the information specified in this Item will be sent or given free of charge to employees, directors or consultants who have been awarded options under the Plan and are not being filed with, or included in, this Registration Statement, in accordance with the rules and regulations of the Commission.

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents which heretofore have been filed with the Commission by Scientific Industries, Inc., a Delaware corporation (the 'Company" or "Registrant"), are incorporated by reference in this Registration Statement:
(a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002;
(b) the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2002;
(c) the description of the Company's Common Stock, par value $.05 per share (the "Common Stock"), which is contained in the Company's Registration Statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed with the Commission for the purpose of updating such description of Common Stock.
All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation, as amended, and the Amended and Restated Bylaws (collectively, the "Charter") provides that no director shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director. While the Charter provides protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the director's duty of care. Accordingly, the Charter will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provisions of the Charter described above apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and does not apply to officers of the Company who are not directors.
In addition, the Charter provides that the Company shall indemnify its officers and directors, and any employee who serves as an officer or director of any corporation at the Company's request, to the fullest extent permitted under and in accordance with the DGCL. Under the DGCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in a the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.
The Company has obtained a director and officer liability insurance policy, under which each director and certain officers of the Company would be insured against certain liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable

ITEM 8. EXHIBITS.

Exhibit

4          2002 Stock Option Plan.

5 Opinion of Reitler Brown LLC regarding the legality of the securities being registered.

23.1 Consent of Nussbaum Yates & Wolpow, P.C., independent auditors of Registrant.

23.2       Consent of Reitler Brown LLC (included in Exhibit 5 hereto).

24         Power of Attorney (included on signature page).

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2003.

SCIENTIFIC INDUSTRIES, INC.


By:    /s/ Helena R. Santos
         _____________________________________
Helena R. Santos, President, Chief Executive Officer and Chief
Financial Officer



                        SIGNATURE PAGE
                             AND
                       POWER OF ATTORNEY

The undersigned directors of Scientific Industries, Inc. by their execution of this signature page hereby constitute and appoint
Ms. Helena R. Santos with power to act one without the other, as our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures	                 Title	                         Date


/s/ Joseph I. Kesselman	Chairman of the Board and Director	February 28, 2003
___________________
Joseph I. Kesselman

/s/ Arthur M. Borden	Director	                        February 28, 2003
___________________
Arhur M. Borden

/s/ Roger. B. Knowles	Director	                        February 28, 2003
___________________
Roger B. Knowles

/s/ James S. Segasture	Director	                        February 28, 2003
____________________
James S. Segasture

/s/ Joseph G. Cremonese	Director	                        February 28, 2003
____________________
Joseph G. Cremonese


_____________________________________________________________________________

                                                                Exhibit 4


SCIENTIFIC INDUSTRIES, INC.
2002 STOCK OPTION PLAN
(Effective as of February 11, 2002)

1.	Purpose.

The purposes of this 2002 Stock Option Plan (the "Plan") are to induce certain individuals to remain in the employ or service of Scientific Industries, Inc. (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company
(the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success. Options will be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section
422 (b) of the Code) or (b) options which are not incentive stock options ("non-incentive stock options"), as determined at the time of the grant thereof by the Administrator referred to in Section 3(A) hereof.

2.	Shares Subject to Plan.

Options may be granted to purchase up to one hundred thousand (100,000) shares of the common stock, par value $0.05 per share (the "Common Stock") of the Company. To the extent that options previously granted under the 1992 Stock Option Plan of the Company (the "Prior Plan") expire or terminate for any reason without having been exercised, then options exercisable for that same number of shares of Common Stock, up to a maximum of one hundred sixty one thousand (161,000) shares, may be granted pursuant to the Plan. For the purpose of this section 2, the number of shares purchased upon the exercise of an Option shall be determined without giving effect to the use by a Participant of the right set forth in Section 8(C) hereof to deliver shares of the Common Stock in payment of all or a portion of the option price or the use by a Participant of the right set forth in Section 12(C) hereof to cause the Company to withhold from the shares of the Common Stock otherwise deliverable to him upon the exercise of an Option shares of the Common Stock in payment of all or a portion of his withholding obligation arising from such exercise. If any Options expire or terminate for any reason without having been exercised in full, new Options may thereafter be granted to purchase the unpurchased shares subject to such expired or terminated Options.
Subject to the provisions of Section 11, the maximum number of shares of Common Stock which may be issued in accordance with the provisions of this Section 2 shall be two hundred sixty one thousand (261,000) shares.

3.	Administration.

(A) The Plan shall be administered by either the Board or, at the option of the Board, a Committee which shall consist of two or more members of the Board, both or all of whom shall be "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated under
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee, if appointed, shall be appointed annually by the Board, which may at any time and from time to time remove any member or members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held. The Committee, or if a Committee has not been appointed, the Board, in its capacity as administrator of the Plan, is hereinafter referred to as the "Administrator".

(B) Subject to the express provisions of the Plan, the Administrator shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Administrator may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Administrator in its discretion shall deem relevant. The Administrator's determination on the matters referred to in this section 3(B) shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Administrator, in its sole discretion, and any interpretations by the Administrator of the terms of any Option shall be final, binding and conclusive.

4.	Eligibility.

An Option may be granted only to (1) employees and key consultants of the Company or a Subsidiary, (2) directors of the Company or a Subsidiary who are not employees of the Company or a Subsidiary ("Outside Directors"), and (3) employees and key consultants of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume. The foregoing notwithstanding, none of Messrs. Joseph I. Kesselman, Arthur M. Borden, Roger B. Knowles, Lowell A. Kleiman and James S. Segasture shall be eligible to receive Option grants under the Plan.

5.	Option Prices.

(A) Except as otherwise provided in Sections 5(C) and 17 hereof, the initial per share option price of any Option which is an incentive stock option shall not be less than the fair market value of a share of the Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common
Stock on the date of grant.

(B) Except as otherwise provided in Sections 5(C) and 17 hereof, the initial per share option price of any Option which is a non-incentive stock option shall not be less than 85 % of the fair market value of a share of the Common Stock on the date of grant.

(C) The initial per share option price of any Option which is granted to an Outside Director shall be equal to the fair market value of a share of the Common Stock on the date of grant.

(D) For all purposes of this Plan, the fair market value of a share of the Common Stock on any date shall be equal to, if the Common Stock is listed on a national securities exchange or traded on the NASDAQ National Market System, the closing sale price of a share of the Common Stock on such date or, if there is no sale of the Common Stock on such date, the average of the bid and asked prices on such exchange or system at the close of trading on such date or, if the shares of the Common Stock are not listed on a national securities exchange or such system on such date, the last per share sales price of Common Stock on the market or system of the NASD on which the Common Stock is then traded or listed (the "Relevant Market System") during the three business days ending on the date of grant or exercise as reported in the market report for the Relevant Market System or if no sale has been reported for such period, the higher of the (i) closing bid price on the Relevant Market System on the date of grant or exercise or (ii) the average of the closing bid prices on the Relevant Market System for the three business days immediately preceding the date of grant or exercise, in each case as reported in the Market Report for the Relevant Market System or, if the shares of the Common Stock are not traded or listed on a market or system of the NASD, as shall be determined in good faith by the Administrator.

6.	Option Term.

Options shall be granted for such term as the Administrator shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in
Section 17 hereof, in the case of a Participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof; and provided, further, however, that the term of an Option granted to an Outside Director shall be ten years form the date of the granting thereof.

7.	Limitation on Amount of Incentive Stock Options Granted.

Except as otherwise provided in Section 17 hereof, the aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

8.	Exercise of Options.

(A) Except as otherwise provided in Section 17 hereof and, in the case of an Option granted to an employee or key consultant, except as otherwise determined by the Administrator at the time of the grant thereof, a Participant may (i) during the period commencing on the first anniversary of the date of the granting of an Option to him and ending on the day preceding the second anniversary of such date, exercise such Option with respect to one-third of the shares granted thereby, (ii) during the period commencing on such second anniversary and ending on the day preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to such number of shares as when added to the number of shares previously purchased under the Option does not exceed two-thirds of the shares granted thereby, and (iii) during the period commencing on such third anniversary, exercise such Option with respect to all of the shares granted thereby.

(B) To the extent exercisable, an Option may be exercised either in whole at any time or in part form time to time.

(C) An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified; provided, however, that all or any portion of such payment may be made in kind by the delivery of shares of the Common Stock having a fair market value on the date of delivery equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of Regulation T promulgated under the Exchange Act, the Administrator may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

(D) Except in the case of an Option granted to an Outside Director, the Administrator may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

9.	Transferability.

No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him.

10.	Termination of Service.

(A) In the event that prior to his 65th birthday, other than by reason of death, a Participant leaves the employ or service of the Company and the Subsidiaries or, in the case of an Outside Director, does not stand for re-election or is not reelected, whether voluntarily or otherwise, each Option theretofore granted to him shall be exercisable to the extent exercisable immediately prior to the date of termination of employment or service (or the date the Director does not stand for reelection or is not reelected) within the period ending the earlier to occur of (i) the expiration of the period of three months after the date of such termination of services or failure to stand for or be reelected a Director and (ii) the date specified in such Option.

(B) In the event a Participant's employment or service (including the service of an Outside Director) with the Company and the Subsidiaries terminates by reason of his death, each Option theretofore granted to him shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of the period of one year after the date of such Participant's death and (ii) the date specified in such Option.

(C) In the event that on or after his 65th birthday, a Participant leaves the employ or service of the Company and the Subsidiaries by reason of his or her disability (as such term is defined in Section 22(e)(3) of the Code) leaves the employ or service of the Company and the Subsidiaries or, in the case of an Outside Director, resigns or does not stand for re-election or is not reelected, each Option theretofore granted to him shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of the period of three months after the date of such termination, resignation or failure to stand for election or to be reelected and (ii) the date specified in such Option.

11.	Adjustment of Number of Shares.

(A) In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option and the number of shares of the Common Stock which may be purchased upon the exercise of Options granted under the Plan but not yet covered by an Option shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to any Option and for each share of the Common Stock which may be purchased upon the exercise of Options granted under the Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

(B) In the event that there shall be any change, other than as specified in Section 11(A) hereof, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock, shall have been changed, or for which it shall have been exchanged, then, if the Administrator shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an Option, such adjustment shall be made by the Administrator and shall be effective and binding for all purposes of the Plan and of each Option.

(C) In the case or any substitution or adjustment in accordance with the provisions of this Section 11, the option price in each Option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 11.

(D) No adjustment or substitution provided for in this Section 11 shall require the Company to sell a fractional share under any Option.

(E) In the event of the dissolution or liquidation of the Company, the Board, in its discretion, may accelerate the exercisability of each Option and/or terminate the same within a reasonable time thereafter.

12.	Purchase for Investment, Withholding and Waivers.

(A) Unless the delivery of the shares upon the exercise of an Option by a Participant shall be registered under the Securities Act of 1933, such Participant shall, as a condition of the Company's obligation to deliver such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

(B) In the event of the death of a Participant, an additional condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Administrator shall determine.

(C) An additional condition of exercising any non-incentive stock option shall be the entry by the Participant into such arrangements with the Company with respect to withholding as the Administrator shall determine; provided, however, that such Participant may direct the Company to satisfy all or a portion of such withholding obligation by withholding from the shares of the Common Stock issuable to him on such exercise shares of the Common Stock having a fair market value equal to the portion of the withholding obligation so satisfied.

13.	Declining Market Price.

Except in the case of an Option granted to an Outside Director, in the event the fair market value of the Common Stock declines below the option price set forth in any Option, the Administrator may, subject to the approval of the Board, at any time, adjust, reduce, cancel and re-grant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Common Stock.

14.	No Stockholder Status; No Restrictions on Corporate Acts; No
Employment Right.

(A) Neither any Participant nor his legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price therefore, a share issued upon exercise of an Option shall be fully paid and non-assessable.

(B) Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(C) Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.

15.	Termination and Amendment of the Plan.

(A) The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of the holders of the shares of the Common Stock, increase the number of shares of the Common Stock as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 11 hereof), or change the class of persons eligible to participate in the Plan, or change the manner of determining the Option prices, or extend the period during which an Option may be granted or exercised. Except as otherwise provided in Section 16 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

(B) The provisions of Section 5(C) hereof may not be amended except by the vote of the majority of the members of the Board and by the vote of the majority of the members of the Board who are not Outside Directors, and the provisions of said Section 5(C) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the Rules and Regulations thereunder.

16.	Expiration and Termination of the Plan.

The Plan shall terminate on February 10, 2012 or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

17.	Options Granted in Connection With Acquisitions.

The Administrator may determine, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred to as an "Acquired Subsidiary"), that Options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding options to purchase securities of the Acquired Subsidiary. The Administrator, at its discretion shall determine as to such Options, the option prices, may be exercisable immediately or at any time or times either in whole or in part, and such other provisions not inconsistent with the Plan, or the requirements set forth in
Section 15 hereof that certain amendments to the Plan be approved by the stockholders of the Company.

___________________________________________________________________

                                                     Exhibit 5
Reitler Brown LLC
800 Third Avenue, 21st floor
New York, NY 10022








February 12, 2003


Scientific Industries, Inc.
70 Orville Drive
Bohemia, NY 11716

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Scientific Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 for the Company's 2002 Stock Option Plan (the "Registration Statement"). Pursuant to the Registration Statement, the Company may issue up to 261,000 shares of its Common Stock, par value $0.05 per share (the "Common Stock"), equal to 100,000 shares plus up to an additional 161,000 shares to the extent shares subject to outstanding options previously granted under the Company's 1992 Stock Option Plan expire or terminate for any reason without having been exercised (collectively, the "Shares").

In this connection we have been provided by the Company and examined copies of (i) the Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware; (ii) the Amended and Restated By-laws of the Company; and (iii) resolutions of the Board of Directors of the Company (the "Board") adopting, and of the stockholders of the Company approving, the 2002 Stock Option Plan (the "Plan").

In rendering the opinion herein expressed we have assumed the genuineness of all signatures, the authenticity of all original documents, instruments and certificates examined by us, the conformity with the original documents, instruments and certificates of all copies of documents, instruments and certificates examined by us and the legal capacity to sign of all individuals executing documents. We have relied upon the representations of the Company as to the accuracy and completeness of the foregoing and that none of this has been rescinded, modified or revoked.

We are not admitted to the practice of law in any jurisdiction other than the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares when issued in accordance with the Plan will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Reitler Brown LLC
                                                ___________________
                                                Reitler Brown, LLC



_____________________________________________________________________

                                                     Exhibit 23.1

NUSSBAUM YATES & WOLPOW, P.C.
Certified Public Accountants			      445 BROAD HOLLOW ROAD,
								MELVILLE, NY 11747
								(631)845-5252
                                                FAX (631)845-5279


             CONSENT OF INDEPENDENT AUDITORS
          _____________________________________

We consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated August 26, 2002, which appears on page F-1 of the annual report on Form 10-KSB of Scientific Industries, Inc. for the year ended June 30, 2002.


                                 /s/ Nussbaum Yates & Wolpow, P.C.
                                 _________________________________
                                 Nussbaum Yates & Wolpow, P.C.

Melville, New York
February 4, 2003